UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)       May 11, 2005

3M Company

(Exact name of registrant as specified in its charter)

Delaware	001-03285	41-0417775
(State or other jurisdiction	(Commission File Number)	(IRS Employer Identification No.)
of incorporation)

3M Center, Bldg. 220-11W-02, St. Paul, Minnesota	55144-1000
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (651) 733-1110.

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01 Regulation FD Disclosure
Item 8.01 Other Events
Item 9.01 Financial Statements and Exhibits
SIGNATURES
EXHIBIT INDEX
EX-99.1: INVESTOR PRESENTATION
EX-99.2: TEXT OF JOINT PRESS RELEASE

Item 7.01 Regulation FD Disclosure

          On May 11, 2005, 3M Company, a Delaware corporation (“3M”), CUNO Inc., a Delaware corporation (“CUNO”) and Carrera Acquisition Corporation, a Delaware corporation and a wholly-owned subsidiary of 3M (“Merger Sub”), announced they had signed an Agreement and Plan of Merger, dated as of May 11, 2005 (the “Merger Agreement”), pursuant to which Merger Sub would merge (the “Merger”) with and into CUNO, with CUNO continuing as the surviving corporation.

          An investor presentation will be used in analyst and other meetings in connection with the Merger and is attached hereto as Exhibit 99.1. A copy of the presentation will be furnished at, and posted on 3M’s website (http://investor.3M.com). The presentation is being furnished pursuant to Item 7.01, and the information contained therein shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, or otherwise subject to the liabilities under that Section. Furthermore, the information in Exhibit 99.1 shall not be deemed to be incorporated by reference into the filings of 3M under the Securities Act of 1933.

Item 8.01 Other Events

          The joint press release announcing the Merger is attached hereto as Exhibit 99.2.

Item 9.01 Financial Statements and Exhibits

(c)	Exhibits

          The following exhibits are filed herewith:

Exhibit No.	Description of Exhibit

99.1	Investor presentation of 3M dated May 11, 2005.

99.2	Text of joint press release of 3M and CUNO dated May 11, 2005.

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

3M Company

(Registrant)

Date	May 11, 2005

/s/ Gregg M. Larson

Gregg M. Larson, Secretary

EXHIBIT INDEX

Exhibit No.	Description of Exhibit

99.1	Investor presentation of 3M to be used at analyst and other meetings dated May 11, 2005.

99.2	Text of joint press release of 3M and CUNO dated May 11, 2005.